Exhibit 99.4

DISCOVERY, INC. 230 PARK AVENUE SOUTH NEW YORK, NY 10003	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DISCA2022SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D64151-S38225	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DISCOVERY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. Vote On Proposal
1.	To approve the amendment and restatement of the restated certificate of incorporation, as amended, of Discovery, Inc. (“Discovery”):
		For	Against	Abstain

1a.   to reclassify and automatically convert Discovery’s capital stock into such number of shares of Series A common stock of Warner Bros. Discovery, Inc. (“WBD”), par value $0.01 per share (“WBD common stock”), as set forth in the Agreement and Plan of Merger, dated as of May 17, 2021, as it may be amended from time to time (the “Merger Agreement”), by and among Discovery, Drake Subsidiary, Inc., AT&T Inc. and Magallanes, Inc. (“Spinco”);

		☐	☐	☐

	1b. to increase the authorized shares of WBD common stock to 10,800,000,000 shares;	☐	☐	☐

	1c. to increase the authorized shares of “blank check” preferred stock of WBD, par value $0.01 per share, to 1,200,000,000 shares;	☐	☐	☐

1d.  to declassify the WBD board of directors into one class of directors upon the election of directors at WBD’s third annual meeting of stockholders after the completion of the merger (the “Merger”) pursuant to the Merger Agreement, and make certain related changes; and

		☐	☐	☐

	1e. to provide for all other changes in connection with the amendment and restatement of Discovery’s restated certificate of incorporation, as amended.	☐	☐	☐

2.	To approve the issuance of WBD common stock to Spinco stockholders in the Merger as contemplated by the Merger Agreement.	☐	☐	☐

3.	To approve, on an advisory (non-binding) basis, certain compensation that will or may be paid by Discovery to its named executive officers in connection with the Merger.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” proposals 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held

on [    ]:

The Notice of Special Meeting and Proxy Statement/Prospectus is available at www.proxyvote.com.

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D64152-S38225

DISCOVERY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [ ]

The stockholder(s) hereby appoint(s) Savalle C. Sims and Tara L. Smith, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock, Series B Common Stock or Series A-1 Preferred Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ] a.m., Eastern Time, on [ ], held virtually at www.virtualshareholdermeeting.com/DISCA2022SM, and any adjournment or postponement thereof. Instructions on how to access the Special Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 1-877-324-5850.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY, INC. 230 PARK AVENUE SOUTH NEW YORK, NY 10003	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DISCA2022SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D64153-S38225	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — –—  — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DISCOVERY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. Vote On Proposal
1.	To approve the amendment and restatement of the restated certificate of incorporation, as amended, of Discovery, Inc. (“Discovery”):
		For	Against	Abstain

1a.   to reclassify and automatically convert Discovery’s capital stock into such number of shares of Series A common stock of Warner Bros. Discovery, Inc. (“WBD”), par value $0.01 per share (“WBD common stock”), as set forth in the Agreement and Plan of Merger, dated as of May 17, 2021, as it may be amended from time to time (the “Merger Agreement”), by and among Discovery, Drake Subsidiary, Inc., AT&T Inc. and Magallanes, Inc.;

		☐	☐	☐

	1b. to increase the authorized shares of WBD common stock to 10,800,000,000 shares;	☐	☐	☐

	1c. to increase the authorized shares of “blank check” preferred stock of WBD, par value $0.01 per share, to 1,200,000,000 shares;	☐	☐	☐

1d.  to declassify the WBD board of directors into one class of directors upon the election of directors at WBD’s third annual meeting of stockholders after the completion of the merger pursuant to the Merger Agreement, and make certain related changes; and

		☐	☐	☐

	1e. to provide for all other changes in connection with the amendment and restatement of Discovery’s restated certificate of incorporation, as amended.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” proposal 1. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held

on [    ]:

The Notice of Special Meeting and Proxy Statement/Prospectus is available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — –

D64154-S38225

DISCOVERY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [ ]

The stockholder(s) hereby appoint(s) Savalle C. Sims and Tara L. Smith, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series C-1 Preferred Stock of Discovery, Inc. that the stockholder(s) is/are entitled to vote at the 2022 Special Meeting of Stockholders to be held at [ ] a.m., Eastern Time, on [ ], held virtually at www.virtualshareholdermeeting.com/DISCA2022SM, and any adjournment or postponement there of. Instructions on how to access the Special Meeting are available on our Investor Relations website (http://ir.corporate.discovery.com), by contacting us at investor_relations@discovery.com or at 1-877-324-5850.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE